                                                                       EXHIBIT 2

                          AMENDMENT TO RIGHTS AGREEMENT

     THIS AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), dated to be effective as of August 23, 2001, is between Peerless Mfg. Co., a Texas corporation (the "Company"), and Mellon Investor Services LLC, formerly ChaseMellon Shareholder Services, L.L.C. (the "Rights Agent"), at the direction of the Registrant.

     WHEREAS, the Registrant and the Rights Agent entered into a Rights Agreement dated as of May 22, 1997 (the "Rights Agreement");

     WHEREAS, Section 27 of the Rights Agreement permits the amendment of the Rights Agreement by action of the Board of Directors of the Registrant;

     WHEREAS, pursuant to a resolution duly adopted on August 23, 2001, the Board of Directors of the Registrant has adopted and authorized the amendment of the Rights Agreement so that, among other things, the "Purchase Price" therein will be increased to $200 per common share and the Rights Agreement will no longer require certain action to be taken by "Continuing Directors";

     WHEREAS, the Board of Directors of the Registrant has resolved and determined that such amendment is desirable and consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in connection with the original adoption of the Rights Agreement;

     NOW, THEREFORE, the Rights Agreement is hereby amended as follows:

1.   AMENDMENT TO REFERENCE TO RIGHTS AGENT.

     The Rights Agreement is hereby amended in its entirety by deleting all references to "ChaseMellon Shareholder Services, L.L.C." and inserting "Mellon Investor Services LLC" in lieu thereof.

2.   AMENDMENT TO SECTION 1.

     a. Section 1(i) of the Rights Agreement is hereby amended in its entirety to read as follows:

          "(i) Intentionally Left Blank."

     b. Section 1(p) of the Rights Agreement is hereby amended in its entirety to read as follows:

          "(p) `Requisite Majority' means, at any time, the affirmative vote of a majority of the directors then in office."

                               Exhibit 2 - Page 1

3.   AMENDMENT TO SECTION 7.

     Section 7(b) of the Rights Agreement is hereby amended to read in its entirety as follows:

          "(b) The Purchase Price (the 'Purchase Price') for each share of Common Stock pursuant to the exercise of a Right will initially be $200.00, subject to adjustment from time to time as provided in SECTION 11 and
     SECTION 13(a). The Purchase Price will be payable in accordance with
     SECTION 7(c)."

4.   AMENDMENT TO SECTION 26.

     Section 26 of the Rights Agreement is hereby amended by deleting the address for the Rights Agent and inserting the following in lieu thereof:

               "Mellon Investor Services LLC
               Suite 1010
               600 North Pearl Street
               Dallas, Texas  75201
               Attn: Relationship Manager

               with a copy to:

               Mellon Investor Services LLC
               85 Challenger Road
               Ridgefield Park, NJ  07660
               Attn: General Counsel"

5.   AMENDMENT TO SECTION 29.

     Section 29 of the Rights Agreement is hereby amended by deleting (i) each occurrence of the phrase "(with, where specifically provided for in this Agreement, the concurrence of the Continuing Directors)" in the second and third sentences of said section and (ii) the phrase "or the Continuing Directors" in the third sentence of said section.

6.   AMENDMENT TO EXHIBIT A.

     Exhibit A to the Rights Agreement is hereby amended in its entirety by deleting such Exhibit A and replacing Exhibit A attached to this Amendment in lieu thereof.

7.   AMENDMENT TO EXHIBIT C.

     Exhibit B to the Rights Agreement is hereby amended in its entirety to read as follows:

          "Intentionally Left Blank."

                               Exhibit 2 - Page 2

8.   EFFECTIVENESS.

     This Amendment shall be effective as of the date of this Amendment, and all references to the Rights Agreement shall, from and after such time, be deemed to be references to the Rights Agreement as amended hereby.

9.   CERTIFICATION.

     The undersigned officer of the Registrant certifies by execution hereof that this Amendment is in compliance with the terms of Section 27 of the Rights Agreement.

10.  MISCELLANEOUS.

     This Amendment may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, illegal, or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                               Exhibit 2 - Page 3

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed to be effective as of the date and year first above written.

                                       PEERLESS MFG. CO.

                                                 /s/ Sherrill Stone
                                      ----------------------------------------
                                      Sherrill Stone, Chairman of the Board,
                                      Chief Executive Officer and President

                                      MELLON INVESTOR SERVICES LLC, formerly
                                      ChaseMellon Shareholder Services, L.L.C.

                                                  /s/ Cindy Bennett
                                      ----------------------------------------
                                      Cindy Bennett, Relationship Manager

Exhibit A - Form of Rights Certificate

                               Exhibit 2 - Page 4

                          EXHIBIT A TO RIGHTS AGREEMENT

Certificate No. R-

                           FORM OF RIGHTS CERTIFICATE

                                 ________ Rights

     NOT EXERCISABLE AFTER MAY 27, 2007 OR EARLIER IF REDEEMED BY THE REGISTRANT. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE REGISTRANT, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                               Rights Certificate

                                PEERLESS MFG. CO.

     This certifies that _____________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of May 22, 1997 (as amended from time to time, the "Rights Agreement"), between Peerless Mfg. Co., a Texas corporation (the "Company"), and Mellon Investor Services, LLC (the "Rights Agent"), to purchase from the Registrant at any time prior to 5:00 p.m. (Dallas, Texas time) on May 22, 2007 at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one fully paid, nonassessable share of Common Stock (the "Common Stock") of the Registrant, at a purchase price of $200.00 per share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of _________, 20__ based on the Common Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock or other securities, that may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

     This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are incorporated herein by reference and made a part of this certificate and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Registrant, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the certain circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at

                         Exhibit A to Exhibit 2 - Page 1
the office of the Rights Agent and are also available upon written request to the Rights Agent. All capitalized terms not otherwise defined have the meaning set forth in the Rights Agreement.

     Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Affiliate or Associate of any such Acquiring Person, (ii) a transferee of any such Acquiring Person, Associate, or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquiring Person or an Affiliate or Associate of an Acquiring Person, such Rights will become null and void and no holder of this certificate will have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

     This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered have entitled such holder to purchase. If this Rights Certificate is exercised in part, the holder will be entitled to receive upon surrender of this certificate another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

     Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Registrant at its option at a redemption price of $0.01 per Right. In addition, in certain circumstances the Rights may be exchanged, in whole or in part, for shares of the Common Stock. Immediately upon the action of the Board of Directors of the Registrant authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights that are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange.

     No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

     No holder of this Rights Certificate will be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Registrant that may at any time be issuable on the exercise hereof, nor will anything contained in the Rights Agreement or herein be construed to confer upon the holder of this certificate, as such, any of the rights of a stockholder of the Registrant or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate have been exercised as provided in the Rights Agreement.

     This Rights Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

                         Exhibit A to Exhibit 2 - Page 2

     WITNESS the facsimile signature of the proper officers of the Registrant and its corporate seal.

Dated as of
            --------------------

ATTEST:                                PEERLESS MFG. CO.


                                       By:
-----------------------------------        -------------------------------------
                                       Title:
                                              ----------------------------------

Countersigned:


-----------------------------------

By
   --------------------------------
       Authorized Signature

                         Exhibit A to Exhibit 2 - Page 3

                   FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE

                               FORM OF ASSIGNMENT

     (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

     FOR VALUE RECEIVED hereby sells, assigns, and transfer unto

     (Please print name and address of transferee)

     This Rights Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint _________________ attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.


Dated:
       ----------------------------    -----------------------------------------
                                       Signature

Signature Guaranteed:

                                   Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

(1) this Rights Certificate [ ] is [ ] is not being sold, assigned, or transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

(2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

Dated:
       ----------------------------    -----------------------------------------
                                       Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                         Exhibit A to Exhibit 2 - Page 4

                          FORM OF ELECTION TO PURCHASE

     The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.

To: PEERLESS MFG. CO.:

     The undersigned hereby irrevocably elects to exercise __________ Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Registrant or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

     Please insert social security or other identifying number:
                                                               -----------------

     Please print name and address:
                                   ---------------------------------------------

     ---------------------------------------------------------------------------

     If such number of Rights are not all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights will be registered in the name of and delivered to:

     Please insert social security or other identifying number:
                                                               -----------------

     Please print name and address:
                                   ---------------------------------------------

     ---------------------------------------------------------------------------

Dated:
       ----------------------------    -----------------------------------------
                                       Signature

Signature Guaranteed:

                         Exhibit A to Exhibit 2 - Page 5

                                   Certificate

The undersigned hereby certifies by checking the appropriate boxes that:

     (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

     (2) after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.


Dated:
       ----------------------------    -----------------------------------------
                                       Signature

Signature Guaranteed:

     Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States.

                         Exhibit A to Exhibit 2 - Page 6

                                 August 30, 2001

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re: Form 8-A/A
         Registration of Common Stock Purchase Rights
         Pursuant to Section 12(g)

Ladies and Gentlemen:

     On behalf of Peerless Mfg. Co., a Texas corporation (the "Company"), we transmit for electronic filing, in accordance with Regulation S-T and Section 12(g) of the Securities Exchange Act of 1934, as amended, an amendment to Registration Statement on Form 8-A/A (Amendment No. 1) for the Registrant's Common Stock Purchase Rights.

     Please direct any comments or questions you may have concerning the foregoing to me at (214) 353-5510.

                                       Respectfully submitted,

                                       /s/ Robert J. Boutin
                                       -----------------------------------------
                                       Robert J. Boutin, Chief Financial Officer

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